Exhibit 10.3

Execution Copy

Warrant Transaction

Date:	April 17, 2007

To:	Lawson Software, Inc.
	Attention:	Treasurer
380 Saint Peter Street
St. Paul, MN 55102
	Facsimile:	651-767-4868
	Telephone:	651-767-4920
	Email:	treasury@lawson.com

	With a copy to:	General Counsel
380 Saint Peter Street
St. Paul, MN 55102
	Facsimile:	651-767-4827
	Telephone:	651-767-4940
	Email:	legal.americas@lawson.com

From:	Lehman Brothers Inc., acting as Agent
Lehman Brothers OTC Derivatives Inc., acting as Principal
Andrew Yare - Transaction Management Group
	Facsimile:	646-885-9546 (United States of America)
	Telephone:	212-526-9986

Ref. Numbers:	Global Deal ID: 3003799

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers OTC Derivatives Inc. (“Party A”) and Lawson Software, Inc. (“Party B”) on the Trade Date specified below.  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is sent on behalf of both Party A and Lehman Brothers Inc. (“LBI”).  Lehman Brothers OTC Derivatives Inc. is not a member of the Securities Investor Protection Corporation.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates.  This Confirmation supplements, forms part of, and is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “Agreement”) as if we had executed an agreement in such form (but without any Schedule except for the elections set forth herein) on the Trade Date of the Transaction.  In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2000 ISDA Definitions (the “Swap Definitions”, and, together with the Equity Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  References herein to “Transaction” shall be deemed references to “Swap Transaction” for purposes of the Swap Definitions.  In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern.  In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.  For purposes of the Equity

Lehman Brothers

745 SEVENTH AVENUE,

NEW YORK NY 10019

Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as the context requires.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Agent:

LBI is acting as agent on behalf of Party A and Party B for the Transaction.  LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of the Transaction by either party.

Trade Date:	April 17, 2007

Components:

The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Party B

Buyer:	Party A

Shares:	The common stock of Party B, par value USD 0.01 per share (Ticker Symbol: LWSN).

Number of Warrants:

For each Component of the Transaction, as provided in Annex A to this Confirmation. For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise or expiration of Options hereunder.

Strike Price:	USD 15.575

Premium:	USD 34,176,000.00

Premium Payment Date:	Four Scheduled Trading Days after the Trade Date.

Exchange:	The NASDAQ Global Select Market of the Nasdaq Stock Market, Inc.

Related Exchange(s):	All Exchanges

Procedures for Exercise:

In respect of any Component:

Expiration Time:	The Valuation Time

Expiration Date:

As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Final Disruption Date shall be the Expiration Date (irrespective of whether

Global Deal ID: 3003799

such date is a Disrupted Day or an Expiration Date in respect of any other Component for the Transaction) and the Settlement Price for the Final Disruption Date shall be determined by the Calculation Agent in a commercially reasonable manner. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case the Calculation Agent shall make adjustments to the number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Automatic Exercise:	Applicable with respect to the Warrants included in any Component; provided that Section 3.4(a) of the Equity Definitions shall apply to Cash Settlement and Net Share Settlement.

Disrupted Day:

The definition of “Disrupted Day” in Section 6.4 of the Equity Definitions shall be amended by adding the following sentence after the first sentence: “A Scheduled Trading Day on which a Related Exchange fails to open for trading during its regular trading session will not be a Disrupted Day if the Calculation Agent determines that such failure will not have a material impact on Party A’s ability to unwind any hedging transactions related to the Transaction.”

Final Disruption Date:	September 12, 2012

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof, and by amending and restating clause (iii) thereof in its entirety to read as follows: “(iii) an Early Closure that the Calculation Agent determines is material.”

Settlement Terms:

In respect of any Component:

Settlement Currency:	USD

Settlement Method Election:

Applicable; provided that the same Settlement Method shall apply to all Components; and provided further that references in the Equity Definitions to “Physical Settlement” shall be deemed to be references to “Net Share Settlement” as defined herein; and provided further that Party B may elect Cash Settlement only if at the time of such election it provides to Party A a written statement that the representations contained in paragraphs (e) and (g) of “Additional Representations, Warranties and Agreements of Party B:” below are true and correct as of and as if made on the date of such election.

Electing Party:	Party B

Settlement Method Election Date:	Five Scheduled Trading Days prior to, and including, the scheduled Expiration Date for the Component with the earliest scheduled Expiration Date.

Default Settlement Method:	Net Share Settlement

Settlement Price:

For any Valuation Date, the volume weighted average price per Share for all Rule 10b-18 eligible transactions on the Exchange in the Shares for such Valuation Date (without regard to pre-open or after hours trading outside of any regular trading session), as published by Bloomberg at 4:15 P.M. New York City time on such Valuation Date, or, in the event such price is not so reported on such Valuation Date for any reason, as reasonably determined by the Calculation Agent in good faith.

Cash Settlement Terms:

In respect of any Component:

Settlement Currency:	USD

Net Share Settlement Terms:

In respect of any Component:

Net Share Settlement:

On each Settlement Date, Party B will deliver to Party A the Net Share Amount for such Settlement Date (rounded down to the nearest whole Share) and will pay to Party A the Fractional Share Amount, if any, in respect of the Net Share Amount.

The provisions of Sections 9.8, 9.9, 9.11 and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Net Share Settled.” “Net Share Settled” in relation to the Transaction means that Net Share Settlement is applicable to the Transaction.

Net Share Amount:	The Option Cash Settlement Amount divided by the Settlement Price, each determined as if Cash Settlement applied.

Settlement Date:	The Settlement Date, determined as if Physical Settlement applied.

Adjustments:

In respect of any Component:

Dividend Adjustment:

If at any time during the period from but excluding the Trade Date, to and including an Expiration Date an ex-dividend date for a cash dividend occurs with respect to the Shares, and that dividend, combined with any previous cash dividend for which the ex-dividend date occurs within the same regular quarterly dividend period of the Issuer, is more than the Regular Dividend on a per share basis, then the Calculation Agent will adjust the Strike Price, the Number of Warrants, the Warrant Entitlement, the Number of Shares or any other variable relevant to the exercise, settlement, payment or other terms of such Component to reflect the impact of such excess dividend on the theoretical value of such Component. “Regular Dividend” shall mean USD 0.00 per Share per quarter.

Share Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided that the Equity Definitions shall be amended by replacing the words “diluting or concentrative” in Sections 11.2(a), 11.2(c) (in two instances) and 11.2(e)(vii) with the word “material” and by adding the words “or the Transactions” after the words “theoretical value of the relevant Shares” in Sections 11.2(a),

11.2(c) and 11.2(e)(vii); provided further that adjustments may be made to account for changes in volatility, expected dividends, stock loan rate and liquidity relative to the relevant Share or the Transaction.

Extraordinary Events:

Tender Offer Date; Announcement Date:

The definitions of “Tender Offer Date” and “Announcement Date” in Section 12.1 of the Equity Definitions will be amended by replacing the words “voting shares” in the first and fifth line thereof, respectively, with the word “Shares”.

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

The definition of “Tender Offer” in Section 12.1 of the Equity Definitions will be amended by replacing the threshold of “10%” in the third line thereof with “an additional 20% (or such lower amount that would put such entity or person (or any group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) including such entity or person) over 50%)” and by replacing the phrase “outstanding voting shares of the Issuer” in the fourth line thereof with “outstanding Shares of the Issuer”.

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

New Shares:

The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by deleting subsection (i) in its entirety and replacing it with the following: “(i) publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).”

Modified Calculation Agent Adjustment:

For greater certainty, the definition of “Modified Calculation Agent Adjustment” in Sections 12.2 and 12.3 of the Equity Definitions shall be amended by adding the following italicized language after the stipulated parenthetical provision: “(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Merger Date (Section 12.2) or Tender Offer Date (Section 12.3).”

Announcement Event:

If an Announcement Event occurs, the Calculation Agent will determine the economic effect of the Announcement Event on the theoretical value of each Component of the Transaction (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the potential Announcement Date to the Expiration Date for such Component. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement

Event” shall mean the occurrence of a potential Announcement Date of a Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

Delisting:

The definition of “Delisting” in Section 12.6 of the Equity Definitions shall be deleted in its entirety and replaced with the following: “‘Delisting’ means that the Exchange announces that pursuant to the rules of such Exchange, the Shares cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) and are not immediately re-listed, re- traded or re-quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.”

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date.”

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable

The definition of “Insolvency Filing” in Section 12.9 of the Equity Definitions shall be amended by deleting the clause “provided that proceedings instituted or petitions presented by creditors and not consented to by the Issuer shall not be deemed an Insolvency Filing” at the end of such definition and replacing it with the following: “; or it has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by a creditor and such proceeding is not dismissed, discharged, stayed or restrained in each case within fifteen (15) days of the institution or presentation thereof.”

Hedging Disruption:

Applicable; provided that Section 12.9(a)(v) of the Equity Definitions is hereby amended by adding the phrase “for five or more successive Scheduled Trading Days” immediately following the word “efforts” in the second line thereof.

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Applicable

Section 12.9(a)(vii) and Section 12.9(b)(iv) of the Equity Definitions are amended by deleting all references to “a rate equal to or less than the Maximum Stock Loan Rate” and replacing them with “a Stock Collateral Rate that is equal to or greater than the Minimum Stock Loan Rate.”

“Stock Collateral Rate” means the rate of return on collateral posted in connection with any Shares borrowed in connection with the Transaction,

net of any costs or fees (including, for greater certainty, any lender’s borrow fees).

Minimum Stock Loan Rate:	Zero

Increased Cost of Stock Borrow:	Applicable

Section 12.9(a)(viii) of the Equity Definitions shall be deleted in its entirety and replaced with the following:

“Increased Cost of Stock Borrow” means that the Hedging Party would earn a Stock Collateral Rate that is less than the Initial Stock Loan Rate. For greater certainty, the Stock Collateral Rate will be deemed to be less than the Initial Stock Loan Rate if the spread below the applicable floating rate increases above the spread specified in the definition of Initial Stock Loan Rate.

Section 12.9(b)(v) of the Equity Definitions is amended by deleting all references to “a rate equal to or less than the Initial Stock Loan Rate” and replacing them with “a Stock Collateral Rate that is equal to or greater than the Initial Stock Loan Rate”.

Initial Stock Loan Rate:	FED FUNDS minus 25 basis points, as adjusted by the Calculation Agent to reflect any subsequent Price Adjustment due to an Increased Cost of Stock Borrow.

FED FUNDS:	“FED FUNDS” means USD-Federal Funds-H.15.

Amendment to Section 12.9(b)(i) of Equity Definitions:

Section 12.9(b)(i) of the Equity Definitions is hereby amended by adding the following sentence at the end: “If neither party elects to terminate the Transaction, the Calculation Agent may adjust the terms of the Transaction upon the occurrence of such an event pursuant to Modified Calculation Agent Adjustment (as if such event were a Tender Offer).”

Hedging Party:	Party A shall be the Hedging Party for all Extraordinary Events.

Determining Party:	Party A shall be the Determining Party for all Extraordinary Events.

Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Additional Representations, Warranties and Agreements of Party A and Party B:

In addition to the representations, warranties and agreements set forth in the Agreement and elsewhere in this Confirmation, each of Party A and Party B further represents, warrants and agrees that, as of the date hereof:

(a) (i) It is not entering into the Transaction on behalf of or for the account of any other person or entity, and will not transfer or assign its rights or obligations under the Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Transaction; (ii) it understands that the Transaction is subject to complex risks which may arise without warning, may at times be volatile, and that losses may occur quickly and in unanticipated magnitude; (iii) it is authorized to enter into the Transaction and such action does not violate any laws of its jurisdiction of organization or residence (including, but not limited to, any applicable position or exercise limits set by any self-regulatory organization, either acting alone or in concert with others) or the terms of any agreement to which it is a party; (iv) it has consulted with its advisors and has reached its own conclusions about the Transaction, and any legal, regulatory, tax, accounting, economic or other consequences arising from the Transaction; and (v) it has concluded that the Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

(b) At all times until termination of the Transaction, it is an “eligible contract participant” as the term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

Additional Representations, Warranties and Agreements of Party B:

In addition to the representations, warranties and agreements set forth in the Agreement and elsewhere in this Confirmation, Party B further represents, warrants and agrees that, as of the date hereof:

(a) Any Shares, when delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b) Neither Party A nor any of its affiliates has advised it with respect to any legal, regulatory, tax, accounting, economic or other consequences arising from the Transaction, and neither Party A nor any of its affiliates is acting as agent (other than LBI as dual agent if specified above) or advisor for Party B in connection with the Transaction.

(c) Each of its required filings under all applicable securities laws have been filed and, as of the respective dates thereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) It has not entered into any obligation that would contractually limit it from effecting Cash Settlement or Net Share Settlement under the Transaction.

(e) It is not in possession of any material non-public information concerning the business, operations or prospects of the Issuer and was not in possession of any such information at the time of placing any order with respect to the Transaction.  “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold Shares.

(f) It shall maintain a number of authorized but unissued Shares that are free from preemptive rights that at all times exceeds the sum of (x) two times the Maximum Share Delivery plus (y) the aggregate number of Shares expressly reserved for any other use (including, without limitation, shares reserved for issuance upon the exercise of options or convertible debt), whether expressed as caps or as numbers of Shares reserved or otherwise (clause (y), “Contingently Issuable Shares”) and, notwithstanding the provisions of Section 5(a)(ii) of the Agreement, in the event of a failure by Party B to comply with the agreement set forth in this clause (f), there shall be a grace period of the shorter of 90 calendar days and the time remaining until the earliest scheduled Expiration Date for remedy of such failure.

(g) It is not entering into the Transaction nor is it making an election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), to raise, depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to facilitate a distribution of Shares (or any security convertible into or exchangeable for Shares), or otherwise in violation of the Securities Exchange Act of 1934, as amended, including Regulation M thereunder.

(h) It is not, and, after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(i) Without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that neither Party A nor its affiliates is making any representations or warranties with respect to the treatment of the Transaction under FASB Statement 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statement) or under FASB’s Liabilities & Equity Project.

Other Provisions:

Calculation Agent:

LBI; provided that the definition of “Calculation Agent” in Section 1.40 of the Equity Definitions shall apply, and all determinations or calculations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner using consistent methodology with respect to the Transaction. In the event of a good faith error, and upon becoming aware of such error, the Calculation Agent shall promptly correct such error. Following any calculation by the Calculation Agent hereunder, promptly following the written request by Party B, the Calculation Agent will provide to Party B a written report describing in reasonable detail the basis for such calculation, including, upon the reasonable request of Party B, the material data and assumptions; provided further that no transferee of the Transaction in accordance with the terms of this Confirmation shall act as the Calculation Agent with respect to such transferred Transaction without the prior written consent of Party B, which will not be unreasonably withheld or delayed.

Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events:

If, in respect of the Transaction, an amount is payable by Party B to Party A, (i) pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of a Nationalization, Insolvency, Tender Offer or a Merger Event, in each case, in which the consideration to be paid to holders of Shares consists solely of cash) or (ii) pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Party B is the Defaulting Party or a Termination Event in which Party B is the Affected Party, in each case, that resulted from an event or events within Party B’s control) (a “Payment Obligation”), Party B shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Party A, confirmed in writing within one Currency Business Day, no later than 4:00 p.m. New York City time on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination for an Additional Disruption Event, as applicable (“Notice of Share Termination”).  Upon Notice of Share Termination the following provisions shall apply:

Share Termination Alternative:

Applicable and means that Party B shall deliver to Party A the Share Termination Delivery Property on the date when the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Agreement, as applicable, or such later date as the Calculation Agent may reasonably determine (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:

A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:

The value to Party A of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as reasonably determined by the Calculation Agent.

Share Termination Delivery Unit:

In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of Nationalization, Insolvency, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency, Merger Event or Tender Offer, as reasonably determined by the Calculation Agent. If a Share Termination Delivery Unit consists of property other than cash or New Shares and if Party B provides irrevocable written notice to the Calculation Agent on or prior to the Merger Date that it elects to deliver cash, New Shares or a combination thereof (in such proportion as Party B designates) in lieu of such other property, the Calculation Agent will replace such property with cash, New Shares or a combination thereof as components of a Share Termination Delivery Unit in such amounts, as reasonably determined by the Calculation Agent, as shall have a value equal to the value of the property so replaced. If such Nationalization, Insolvency, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Other Applicable Provisions:

If the Transaction is to be Share Termination Settled, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to the Transaction means that the Share Termination Alternative set forth above is applicable to the Transaction.

Additional Termination Events:

If at any time Party A reasonably and in good faith determines, upon the reasonable advice of counsel, that it is advisable to terminate a portion of the Transaction so that Party A’s related hedging activities will comply with applicable securities laws, rules or regulations, an Additional Termination Event shall occur in respect of which (1) Party B shall be the sole Affected Party and (2) the Transaction shall be the sole Affected

Transaction.

Payments on Early Termination:	Party A and Party B agree that for the Transaction, for the purposes of Section 6(e) of the Agreement, Loss and the Second Method will apply.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to the Transaction; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transactions other than the Transaction.

No Set-Off or Netting:

Obligations under this Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

Bankruptcy Code Acknowledgments:

The parties agree and acknowledge that (i) this Confirmation is of a type set forth in Section 561(a)(1)–(5) of the U.S. Bankruptcy Code (the “Bankruptcy Code”); (ii) Party A is a “master netting agreement participant,” a “financial institution,” a “financial participant,” a “forward contract merchant” and a “swap participant” as defined in the Bankruptcy Code; (iii) the remedies provided herein are the remedies referred to in Section 561(a), Sections 362(b)(6), (7), (17) and (27), and Section 362(o) of the Bankruptcy Code; (iv) all transfers of cash, securities or other property under or in connection with this Confirmation are “transfers” made “by or to (or for the benefit of)” a “master netting agreement participant,” a “financial institution,” a “financial participant,” a “forward contract merchant” or a “swap participant” (each as defined in the Bankruptcy Code) within the meaning of Sections 546(e), (f), (g) or (j) of the Bankruptcy Code; and (v) all obligations under or in connection with this Confirmation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362, 560 and 561 of the Bankruptcy Code.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A may not exercise any Warrant hereunder, Automatic Exercise shall not apply with respect thereto, and any delivery pursuant to “Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events” above shall not be made to the extent (but only to the extent) that the receipt of any Shares upon exercise or delivery would result in Lehman Brothers Holdings Inc. (“Holdings”) directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) at any time in excess of 9.0% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Holdings directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery and Party A’s right to exercise a Warrant shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Clearance System Business Day after, Party A gives notice to Party B that such exercise or delivery would not result in Holdings directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares.

Status of New Delivered Securities:

If, in the reasonable judgment of Party A, upon the reasonable advice of counsel, any Shares or Share Termination Delivery Units, as the case may be (either, “Delivered Securities”), deliverable to Party A hereunder would not be immediately freely transferable by Party A under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), then the provisions set forth below shall apply:

At the election of Party B, which election shall be in writing and shall be delivered to Party A no later than the date ten Scheduled Trading Days prior to the date such Delivered Securities are required to be delivered (if Party B makes no election by such date, Party B shall be deemed to have made the election described in clause (ii) below), either:

(i) All Delivered Securities, delivered by Party B to Party A shall be, at the time of such delivery, covered by an effective registration statement of the Issuer for immediate resale by Party A (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to Party A); or

(ii) Party B shall deliver Delivered Securities that are not so registered. If Party B makes the election described in clause (i) above:

(a) Party A (or an Affiliate of Party A designated by Party A) shall be afforded a reasonable opportunity to conduct a due diligence investigation with respect to the Issuer that is customary in scope for underwritten offerings of equity securities and that, if requested by Party A or such Affiliate, results in appropriate disclosure or other corrective action that is commercially reasonably satisfactory to Party A or such Affiliate, as the case may be; and

(b) Party A (or an Affiliate of Party A designated by Party A) and the Issuer shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Delivered Securities by Party A or such Affiliate substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance commercially reasonably satisfactory to Party A or such Affiliate and the Issuer, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Party A and its Affiliates and the Issuer, shall provide for the payment by the Issuer of all expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Party A, and shall provide for the delivery of accountants’ “comfort letters” to Party A or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

If Party B makes the election described in clause (ii) above:

(a) All Delivered Securities shall be delivered to Party A (or any Affiliate of Party A designated by Party A) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(b) Party A (or an Affiliate of Party A designated by Party A) and any potential institutional purchaser of any such Delivered Securities from Party A or such Affiliate identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to the Issuer customary in scope for private placements of equity securities;

(c) Party A (or an Affiliate of Party A designated by Party A) and the Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by the Issuer to Party A or such Affiliate and the private resale of such shares by Party A or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Party A and the Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Party A and its Affiliates and the Issuer, shall provide for the payment by the Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Party A, shall contain representations, warranties and agreements of the Issuer reasonably necessary or, based upon the reasonable advice of counsel, advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall provide for the delivery of accountants’ “comfort letters” to Party A or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Delivered Securities;

(d) Party B agrees that any Delivered Securities so delivered to Party A or its Affiliates, (i) unless otherwise prohibited by law, may be transferred by and among Party A and its Affiliates, and the Issuer shall effect such transfer without any further action by Party A and (ii) after the minimum “holding period” within the meaning of Rule 144(k) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Delivered Securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by Party A (or such Affiliate of Party A) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party

A); and

(e) Party B shall be required to deliver an additional number of Delivered Securities so that the aggregate value of the Delivered Securities, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradable upon receipt by Party A (the “Settlement Value”).

(For the avoidance of doubt, as used in this section only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)

Make Whole Shares:

If (x) Party B elects to deliver Share Termination Delivery Units pursuant to “Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events” above or (y) Party B makes the election described in clause (ii) under “Status of New Delivered Securities” above, then in either case Party A or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Party A completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the amount of the Payment Obligation (in the case of clause (x), or in the case that both clause (x) and clause (y) apply) or the Settlement Value (in the case that only clause (y) applies) (such amount of the Payment Obligation or Settlement Value, as the case may be, the “Required Proceeds”). If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, Party A shall return such remaining Shares or Share Termination Delivery Units to Party B. If the Required Proceeds exceed the realized net proceeds from such resale, Party B shall transfer to Party A by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares or Share Termination Delivery Units, as the case may be (“Make-whole Shares”), in an amount that, based on the market value of such Make- whole Shares, as determined by the Calculation Agent, on the last day of the Resale Period, has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this section. This provision shall be applied successively until the Additional Amount is equal to zero, subject to “Maximum Share Delivery” below.

Maximum Share Delivery:

Notwithstanding any provision of this Confirmation to the contrary, the number of Shares that may be delivered by Party B hereunder will be limited to the total Shares authorized but not outstanding, reduced by the total amount of Contingently Issuable Shares. In any event, the number of Shares that may be delivered by Party B hereunder shall not exceed two times the Number of Shares (as adjusted). If the number of Shares to be otherwise deliverable by Party B exceeds the limit in the preceding sentences, Party B will use its best efforts to obtain all necessary approvals to issue additional Shares to enable it to satisfy all obligations hereunder.

Transfer:

Notwithstanding Section 7 of the Agreement, Party A may assign its rights and obligations under the Transaction and under the Agreement, in whole and not in part, at any time to any person or entity whatsoever without the consent of Party B.

Regulatory Provisions:	(a) Party B represents and warrants that it has received and read and understands the Notice of Regulatory Treatment and the OTC Option Risk Disclosure Statement.

(b) The Agent will furnish Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction evidenced hereby.

Tax:

Notwithstanding any other provision in this Confirmation, Party A hereby confirms that no participant in this transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of the transaction.

Governing Law:	The laws of the State of New York (without reference to choice of law doctrine).

Termination Currency:	USD.

Office:	For the purposes of the Transaction, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.

Waiver of Jury Trial:

Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Conditions to Effectiveness:

The Transaction shall not be effective unless (i) Party A shall have received a written opinion or written opinions of counsel, reasonably acceptable to Party A in form and substance, on or before the Trade Date, to the effect that:  (a) this Confirmation has been duly authorized, executed and delivered by Party B; (b) the performance by Party B of this Confirmation is within the corporate powers and authority of Party B, and has been duly authorized by all necessary corporate or other action; and (c) the execution, delivery and performance of this Confirmation by Party B do not contravene or constitute a default under any provision of the certificate of incorporation or bylaws of Party B; and (ii) the sale of the Convertible Notes is consummated by the close of business in New York on April 23, 2007 (or such later date as agreed upon by the parties) with the initial purchaser of the Convertible Notes. “Convertible Notes” means the 2.50% senior convertible notes due April 15, 2012 issued by Party B pursuant to an Indenture to be dated on or about April 23, 2007 between Party B and The Bank of New York, as trustee.

THE SECURITIES REPRESENTED BY THIS CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9546 (United States of America), Attention: Documentation.

Yours sincerely,		Accepted and agreed to:

Lehman Brothers OTC Derivatives Inc.		Lawson Software, Inc.

By:	/s/ Anatoly Kozlov	By:	/s/ Robert A. Schriesheim
Name:	Anatoly Kozlov	Name:	Robert A. Schriesheim
Title:	Authorized Signatory	Title:	EVP & CFO

Execution time will be furnished upon Party B’s written request.